UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 10, 2020

Independence Contract Drilling, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36590	37-1653648
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20475 State Highway 249, Suite 300 Houston, TX 77070
(Address of principal executive offices)

(281) 598-1230
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading symbol(s)	Name of each exchange where registered
Common Stock, $0.01 par value per share	ICD	New York Stock Exchange

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
2020 LTIP Award Agreements
On February 10, 2020, the Compensation Committee of the Board of Directors of Independence Contract Drilling, Inc. (“ICD”) approved annual grants of restricted stock units (“RSUs”) to ICD’s executive officers and non-employee directors. Consistent with prior grants, director time-based awards (“Director Time-Based Awards”) vest on the one-year anniversary of the date of grant, and executive time-based awards (“Executive Time-Based Awards”) vest in 1/3 increments on the first, second and third anniversary of the date of grant, and performance-based awards based upon relative TSR performance (“TSR Awards”) and Return on Invested Capital metrics (“ROIC Awards”) vest on the third anniversary of the date of grant, subject to achievement of specified performance targets. One-third of the Time-Based Awards and the TSR Awards issued will be settled in cash (with two-thirds of such awards settled in shares of ICD common stock), and all ROIC Awards will be settled in cash. For 2020 awards settled in ICD common stock, the Company does not intend to permit cashless withholding for such shares.
Awards settled in ICD common stock will be made pursuant to the Company’s previously disclosed forms of award agreements. The description of the cash-settled awards are qualified in their entirety by reference to the full text of the forms of Time-Based Cash Settlement Award Agreement, TSR Cash Settlement Award Agreement and ROIC Cash Settlement Award Agreement, and Director RSU Award Agreement - Partial Cash Settlement, which are filed as Exhibits 10.1, 10.2, 10.3 and 10.4 hereto and are incorporated herein by reference.
The following table summarizes LTIP awards made to ICD’s named executive officers (“NEOs”) and non-employee directors in 2020:

NEO	Time-Based Awards(1)			Performance-Based Awards
				TSR(2)		ROIC(3)	Total Performance Award Units

	Share Settle Units	Cash Settle Units	Total Time-Based Units	Share Settle Units	Cash Settle Units	Cash Settle Units
J. Anthony Gallegos, Jr.	442,564	221,282	663,846	221,282	110,641	331,923	663,846
President & Chief Executive Officer
Philip A. Choyce	164,564	82,282	246,846	82,282	41,141	123,423	246,846
Executive Vice President & Chief Financial Officer
Christopher K. Menefee	92,615	46,308	138,923	46,307	23,155	69,462	138,924
Senior Vice President - Business Development
Non-Employee Directors (five individuals)	51,282	25,641	76,923	—	—	—	—

(1)
Executive Time-Based Awards are subject to continued employment and vest in 1/3 increments on each of the first, second and third anniversary of the date of grant. Director Time-Based Awards issued to non-employee directors are subject to a one-year vesting requirement.

(2)
TSR Award share numbers represent target amounts. TSR Awards vest on the third anniversary of the date of grant, at a rate of 0 to 200% of the target share award dependent upon the Company’s relative total shareholder return compared to a peer group of 8 companies. For 2020 awards, the Peer Group of companies included: Helmerich & Payne; Nabors Industries, Ltd; Patterson-UTI, Inc.; Precision Drilling Corporation; Ensign Energy Services Inc; RPC, Inc.; Superior Energy Services, Inc.; and Basic Energy Services, Inc.

(3)
ROIC Award share numbers represent target amounts. ROIC Awards vest on the third anniversary of the date of grant, at a rate of 0 to 200% of the target share award dependent upon the Company’s return on invested capital compared to predetermined measures during each of the three calendar years ending during the three-year performance period.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description of the Exhibits
10.1	Time-Based Cash Settlement Award Agreement
10.2	TSR Cash Settlement Award Agreement
10.3	ROIC Cash Settlement Award Agreement
10.4	Director RSU Award Agreement - Partial Cash Settlement

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Independence Contract Drilling, Inc.

Date: February 13, 2020	By:	/s/ Philip A. Choyce
	Name:	Philip A. Choyce
	Title:	Executive Vice President, Chief Financial Officer, Treasurer and Secretary